UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

     Date of Report (Date of earliest event reported)     September 20, 2004


                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                            0-24393             13-3945947
    (State or other jurisdiction        (Commission         IRS Employer
    of incorporation)                   File Number)        Identification No.)



1060 Alberni Street, Suite 1505, Vancouver B.C., Canada          V6E 4K2
 (Address of principal executive offices)                        (Zip Code)

Registrant's Telephone Number, Including the area code:     (604) 687-4432


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item 1.01     Entry into a Material Definitive Agreement

Aurora Gold Corporation ("the Company") on September 20, 2004 signed three letters of intent with Full Metal Minerals Ltd ("Full Metal") covering three mineral exploration properties in the State of Alaska.

In the first letter of intent, Full Medal granted the Company the sole and exclusive option to acquire a 60% working interest in Full Metal's rights, title and interest in the Lucky Shot Property. The Lucky Shot Property comprises 65 patented claims in the Palmer Recording District, State of Alaska.

In the second letter of Intent, Full Medal granted the Company the sole and exclusive option to acquire a 70% working interest in Full Metal's rights, title and interest in the Gunsite Property. The Gunsite Property comprises 21 mining claims in the Talkeetna Recording District, State of Alaska.

In the third letter of intent, Full Medal granted the Company the sole and exclusive option to acquire a 70% working interest in Full Metal's rights, title and interest in the Zackly Property. The Zackly Property comprises 34 mining claims in the Talkeetna Recording District, State of Alaska.


Item 9.01.     Financial Statements and Exhibits

(c)     Exhibits:

        Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              AURORA GOLD CORPORATION


Date: September 20, 2004                      by: /s/ A. Cameron Richardson
      ------------------                          -------------------------
                                                      A. Cameron Richardson
                                                      President and Director



Exhibit Index:
--------------


Exhibits:
     Not Applicable


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